EXHIBIT 10.12

                               AMENDMENT NO. 2 TO
                          CONSULTING SERVICES AGREEMENT

      THIS SECOND AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated May 15, 2005 (the "Second Amendment"), between Bruce Arthur Hall ("Consultant"), and Nannaco, Inc., a Texas corporation ("Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated September 1, 2004 a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated March 2, 2005, a copy of which is attached hereto as Exhibit B (the "First Amendment"), pursuant to which the Consultant agreed to provide certain additional consulting services to the Client.

      C. Client and Consultant wish to amend Section 2 and Section 6 of the Agreement to provide for additional consideration in exchange for additional consulting services and to extend the term of the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2. Consideration.

            Client agrees to pay Consultant, in full satisfaction of all prior services rendered to Client, billed or unbilled, and for services going forward as set forth in Schedule A, attached hereto, the amount of 2,000,000 shares of common stock in the Client. By amendment dated March 2, 2005 Client agrees to pay Consultant an additional Three Million (3,000,000) shares of common stock of the Client. By amendment dated May 15, 2005 Client agrees to pay Consultant an additional 25,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Agreement shall be issued to Bruce Arthur Hall, the natural person performing the consulting services for Client through Consultant. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."
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B. Section 6 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"6. Termination and Renewal.

(a) Term.

This Agreement shall become effective on the date appearing first above and terminate twelve (12) months thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client or otherwise provided herein, any amendment to this Agreement shall automatically have the effect of extending the Term of the Agreement until the later of one hundred eighty (180) days following the original Term or for an additional one hundred eighty (180) days following the date of such amendment."

EXECUTED on the date first set forth above.

                                       CLIENT:

                                       NANNACO, Inc.


                                       By :
                                           -------------------------------------
                                       Name: Steve Careaga
                                       Its:  CEO


                                       CONSULTANT:


                                       By:
                                           -------------------------------------
                                       Name: Bruce Arthur Hall


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